Exhibit 1K-6.13

Certain identified information has been excluded from this exhibit because it is both not material and is the type of information that the registrant customarily and actually treats as private or confidential. Omissions are indicated by brackets containing asterisks: [***].

Amendment to MEDICAL EQUIPMENT SUPPLY CAPSULE PURCHASE AGREEMENT

between

FIRST VITALS, INC and ANX ROBOTICA CORP

This amendment one (1) (the “Amendment One”) is being made this day of March 29, 2026 to the Medical Equipment Supply Capsule Purchase Agreement (“Agreement”) originally dated February 9, 2026 between First Vitals Inc (“First Vitals”) and AnX Robotica Corp (“Supplier”).

Whereas First Vitals and Supplier now wish to make the following modifications to the Agreement:

EXHIBIT A will add the following:

Product Family	Product	REF	Qty
MotiliCap System	MotiliCap System Kit (includes one data recorder, MotiliScan software and phone)	[***]	Each
MotiliCap Subscription Plan	MotiliCap Subscription Plan	[***]	Each

EXHIBIT B will be modified as follows:

‘Disposable Covers: $[***] per unit in 50-pack box (total $[***] per box)’ will be deleted and replaced with ‘Disposable Covers: $[***] per unit in 50-pack box (total $[***] per box) and MotiliCap Capsules (product number CP-US-7011): $[***] per unit in 5-pack box (total $[***] per box)*’

IN WITNESS WHEREOF, the parties hereto have executed this Amendment One as of the date of the last signature below.

First Vitals:	Supplier:

By: /s/ Ernie G. Lee	By: /s/ Kevin Rubey
Name: Ernie G. Lee	Name: Kevin Rubey
Title: CEO	Title: Co-Founder and CSO
Date: ______________________________	Date: March 29, 2026